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                                                                   EXHIBIT 23(A)

                        CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Pall Corporation:

     We consent to the incorporation by reference, in this registration statement on Form S-4 of Pall Corporation (Registration No. 333-17417), of our reports dated September 3, 1996, relating to the consolidated balance sheets of Pall Corporation and subsidiaries as of August 3, 1996, and July 29, 1995, and the related consolidated statements of earnings, stockholders' equity and cash flows for the years ended August 3, 1996, July 29, 1995 and July 30, 1994 and related schedule, which reports are incorporated by reference or appear in the Annual Report on Form 10-K of Pall Corporation for the fiscal year ended August 3, 1996.

     Such reports refer to the adoption by the Company of the Financial Accounting Standards Board's Statement No. 112, "Employers' Accounting for Postemployment Benefits" in fiscal year 1995.

     We also consent to the reference to our firm under the heading of "Experts" in the registration statement.

                                          KPMG PEAT MARWICK LLP

Jericho, New York
December 27, 1996